Exhibit 3.1

FORM No. 2

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES

Section 7(1) and (2)

MEMORANDUM OF ASSOCIATION

OF

North Atlantic Drilling Ltd.

(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

Name and Address	Bermudian Status (Yes or No)	Nationality	Number of Shares Subscribed
Daniel Scott
Thistle House 4 Burnaby Street Hamilton HM 11 Bermuda	No	Canadian	1

Keira Petty
Thistle House 4 Burnaby Street Hamilton HM 11 Bermuda	Yes	British	1

Stephanie J. Kyme
Thistle House 4 Burnaby Street Hamilton HM 11 Bermuda	Yes	British	1

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do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted company as defined by the Companies Act 1981.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding NIL in all, including the following parcels:-

N/A

5.	The authorised share capital of the Company is US$2,000,000,000.00 divided into shares of US$1.00 each.

6.	The objects for which the Company is formed and incorporated are unrestricted.

7.	The Company shall have, pursuant to Section 42 of the Companies Act 1981, the power to issue preference shares which are liable to be redeemed at the option of the holder.

8.	The Company shall have, pursuant to Section 42 A of the Companies Act 1981, the power to purchase its own shares for cancellation

9.	The Company shall have, pursuant to Section 42B of the Companies Act 1981, the power to acquire its own shares to be held as treasury shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-

Daniel Scott

Keira Petty

Stephanie J. Kyme

(Subscribers)	(Witnesses)

Subscribed this 10th day of February 2011

STAMP DUTY (to be affixed)

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